                                    EXHIBIT 21

                      BALDOR ELECTRIC COMPANY AND AFFILIATES

                          AFFILIATES OF THE REGISTRANT

NAME OF AFFILIATE                                         LOCATION

Baldor of Arkansas, Inc.                                  Arkansas
Baldor of Nevada, Inc.                                    Nevada
BEC Business Trust                                        Massachusetts
Baldor of Texas, L.P.                                     Texas
Baldor International, Inc.                                U.S.Virgin Islands
Southwestern Die Casting Company, Inc.                    Arkansas
Baldor UK Holdings, Inc.                                  Delaware
Baldor Optimised Control Limited                          United Kingdom
Baldor Optimized Control (NZ) Ltd.                        New Zealand
Baldor Holdings, Inc.                                     Delaware
Baldor de Mexico, S.A. de C.V.                            Mexico
Baldor ASR  AG                                            Switzerland
Baldor ASR GmbH fur Antriebstechnik                       Germany
Baldor ASR U.K. Limited                                   United Kingdom
Baldor Italia S.r.l.                                      Italy
Australian Baldor Pty Limited                             Australia
Baldor Electric (Far East) PTE, Ltd.                      Singapore
Baldor Electric (Thailand) Ltd.                           Thailand
Baldor Industrial Automation PTE. Ltd.                    Singapore
Northern Magnetics, Inc.                                  California
Baldor Japan Corporation                                  Japan
Baldor (Taiwan) Ltd.                                      Taiwan
Pow'R Gard Generator Corp.                                Wisconsin